Exhibit 99.1

ATLAS ENERGY SOLUTIONS INC.

PRICES INITIAL PUBLIC OFFERING

AUSTIN, Texas – (BUSINESS WIRE) – March 8, 2023 – Atlas Energy Solutions Inc. (NYSE: AESI) (“Atlas”) announced today the pricing of its initial public offering of 18,000,000 shares of its Class A common stock (“common stock”) at $18.00 per share. The shares are expected to begin trading on the New York Stock Exchange under the ticker symbol “AESI” on March 9, 2023. In addition, Atlas granted the underwriters a 30-day option to purchase up to an additional 2,700,000 shares of its common stock. The offering is expected to close on March 13, 2023, subject to customary closing conditions.

Atlas intends to contribute the total net proceeds of approximately $292.9 million, or $338.4 million if the underwriters exercise in full their option to purchase additional shares of common stock, to its subsidiary, Atlas Sand Operating Company, LLC (“Atlas Operating”), in exchange for limited liability company units in Atlas Operating, and Atlas Operating will further contribute the net proceeds received to Atlas Sand Company, LLC (“Atlas LLC”). Atlas LLC intends to use a portion of the net proceeds to fund the construction of the Dune Express conveyor system and the remainder to fund general corporate purposes.

Goldman Sachs & Co. LLC, BofA Securities and Piper Sandler acted as lead book-running managers for the offering. RBC Capital Markets, Barclays, and Citigroup acted as book-running managers. Raymond James, Johnson Rice & Company L.L.C., Stephens Inc., Capital One Securities, Pickering Energy Partners and Drexel Hamilton acted as co-managers for the offering. The offering of these securities will be made only by means of a prospectus that meets the requirements of Section 10 of the Securities Act of 1933, as amended. A copy of the prospectus may be obtained from:

Goldman Sachs & Co. LLC

Attn: Prospectus Department

200 West Street

New York, NY 10282

Telephone: 1-866-471-2526

prospectus-ny@ny.email.gs.com

BofA Securities NC1-004-03-43

Attn: Prospectus Department

200 North College Street, 3rd Floor

Charlotte, NC 28255-0001

dg.prospectus_requests@bofa.com

Piper Sandler & Co.

Attn: Prospectus Department

800 Nicollet Mall, J12S03

Minneapolis, MN 55402

Telephone: 800-747-3924

prospectus@psc.com

About Atlas Energy Solutions Inc.

Atlas acts as a leading provider of proppant and logistics services to customers engaged in the oil and natural gas industry within the Permian Basin of West Texas and New Mexico, the most active basin in North America. Atlas’ core mission and key focus is to maximize value for its stockholders by generating strong cash flow and allocating capital resources efficiently, including providing a regular and durable return of capital to investors through industry cycles. In pursuit of this mission, Atlas deploys innovative techniques and technologies to develop their high-quality resource base and efficient delivery of their products to customers through leading-edge solutions.

Important Information

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission (the “SEC”). The registration statement may be obtained free of charge at the SEC’s website at www.sec.gov under “Atlas Energy Solutions Inc.” This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding the commencement of trading of Atlas’ common stock, the closing of the initial public offering and Atlas’ use of proceeds from the offering, represent Atlas’ expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Atlas’ control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Atlas does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Atlas to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the prospectus filed with the SEC in connection with Atlas’ initial public offering. The risk factors and other factors noted in Atlas’ prospectus could cause its actual results to differ materially from those contained in any forward-looking statement.

Contact

Atlas Energy Solutions Inc.

John Turner

President and Chief Financial Officer

(512) 220-1200

ir@atlas.energy

SOURCE Atlas Energy Solutions Inc.

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